As filed with the Securities and Exchange Commission on December 15, 2010
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Swift Transportation Company
(Exact name of Registrant as specified in its charter)

Delaware	4213	27-2646153
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)
2200 South 75th Avenue
Phoenix, Arizona 85043
(602) 269-9700
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

James Fry, Esq.
Executive Vice President, General Counsel and Corporate Secretary
Swift Transportation Company
2200 South 75th Avenue
Phoenix, Arizona 85043
(602) 269-9700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard B. Aftanas, Esq.	Mark A. Scudder, Esq.	Andrew Keller, Esq.
Stephen F. Arcano, Esq.	Earl H. Scudder, Esq.	Lesley Peng, Esq.
Skadden, Arps, Slate,	Scudder Law Firm, P.C., L.L.O.	Simpson Thacher & Bartlett LLP
Meagher & Flom LLP	411 South 13th Street	425 Lexington Avenue
Four Times Square	Lincoln, Nebraska 68508	New York, New York 10017-3954
New York, New York 10036-6522	(402) 435-3223	(212) 455-2000
(212) 735-3000

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”) check the following box. ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ 333-168257
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934 (the “Exchange Act”). (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐
CALCULATION OF REGISTRATION FEE

	Amount	Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	to be	Aggregate Offering	Aggregate	Registration
Securities to be Registered	Registered(1)	Price per Share(2)	Offering Price	Fee
Class A Common Stock, par value $0.01 per share	6,871,250	$11.00	$75,583,750.00	$5,389.12

(1)	The registrant previously registered 77,423,750 shares of its Class A Common Stock at an aggregate offering price not to exceed $1,161,356,250.00 on Form S-1 (File No. 333-168257), which registration statement was declared effective by the Securities and Exchange Commission on December 14, 2010. In accordance with Rule 462(b) promulgated under the Securities Act of 1933, and certain interpretations of the Securities and Exchange Commission with respect thereto, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under such registration statement is hereby registered.

(2)	Calculated in accordance with Rule 457(a) under the Securities Act of 1933.
This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act of 1933.

EXPLANATORY NOTE
          This registration statement is being filed by Swift Transportation Company (the “Company”) pursuant to Rule 462(b) (“Rule 462(b)”) under the Securities Act of 1933 and General Instruction V(A) of Form S-1. Pursuant to Rule 462(b), the contents of the Company’s registration statement on Form S-1, as amended (File No. 333-168257), including the exhibits thereto, which was declared effective by the Securities and Exchange Commission on December 14, 2010 (the “Initial Registration Statement”), are incorporated by reference into this registration statement. This registration statement covers the registration of an additional 6,871,250 shares of the Company’s Class A common stock described in the prospectus constituting a part of the Initial Registration Statement.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 16. Exhibits and financial statement schedules.
     (a) Exhibits.

Exhibit
Number	Exhibit Title
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP relating to the legality of the securities being registered

23.1	Consent of KPMG LLP

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

24.1*	Power of Attorney of directors and officers

*	Previously on the signature page to the registrant’s Registration Statement on Form S-1 (File No. 333-168257), which was originally filed with the Commission on July 21, 2010.

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SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on the fifteenth day of December, 2010.

SWIFT TRANSPORTATION COMPANY
By:	/s/ James Fry
James Fry
Executive Vice President, General Counsel and Corporate Secretary

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

	Signature and Title	Date

	*	December 15, 2010

Jerry Moyes
Chief Executive Officer and Director
(Principal executive officer)

	*	December 15, 2010

Virginia Henkels
Executive Vice President and Chief Financial Officer
(Principal financial officer)

	*	December 15, 2010

Cary M. Flanagan
Vice President and Corporate Controller
(Principal accounting officer)

	*	December 15, 2010

Richard H. Dozer
Director

	*	December 15, 2010

David Vander Ploeg
Director

*By:	/s/ James Fry James Fry	December 15, 2010
Attorney-in-fact

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